EZCORP ACQUIRES 12 PAWN STORES IN CENTRAL TEXAS

AUSTIN, Texas (February 24, 2015) - EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans and consumer loans in the United States, Mexico and Canada, today announced that it has completed the acquisition of 12 pawn stores doing business under the “Cash Pawn” brand. The Cash Pawn business has been in operation since 1979 and is a leader in large format pawn stores, predominantly in Central Texas, including EZCORP’s home market of Austin, Texas.

The Cash Pawn stores have been purchased for a total of $16.75 million, comprised of $5.0 million in cash and approximately 1.17 million shares of EZCORP stock. The company expects the transaction to be earnings accretive in 2015. EZCORP now has a total of 755 pawn store locations in North America, of which 214 stores are in Texas.

Stuart Grimshaw, chief executive officer of EZCORP, said, “We are pleased to have successfully completed this exciting acquisition, our first since December 2012, to expand our strong pawn presence in Texas. With a renewed focus on disciplined growth and operating excellence in our domestic U.S. pawn business, we will continue to pursue additional acquisition opportunities that enhance value for our shareholders.”
“Cash Pawn has been a well-run family business since 1979. We are looking forward to working closely with the team there to continue to deliver market leading services to our customers,” Mr. Grimshaw said.
The shares of EZCORP stock were issued in a private placement transaction that is further described in the company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.
About EZCORP
EZCORP is a leader in delivering easy cash solutions to our customers across channels, products, services and markets. With approximately 7,000 team members and approximately 1,400 locations and branches, we give our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico and Canada, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores and online, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of consumer loans in Mexico, and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The company also has a significant investment in Cash Converters International Limited (CCV.ASX), which franchises and operates a worldwide network of over 750 stores that provide personal financial services and sell pre-owned merchandise.

Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company’s strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com
http://investors.ezcorp.com/